Exhibit 99.1

GLOBAL INDUSTRIAL COMPANY REPORTS SECOND QUARTER 2025 FINANCIAL RESULTS, ACHIEVES RECORD PROFITABILITY

Sales of $358.9 Million; Increased 3.2%
Operating Income Increased 27% to $33.5 Million; Operating Margin 9.3%
Board Declared $0.26 Dividend

PORT WASHINGTON, NY, July 29, 2025 – Global Industrial Company (NYSE: GIC), a value-added distributor and source for industrial equipment and supplies today announced financial results for the second quarter ended June 30, 2025.

Performance Summary* (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net sales	$358.9	$347.8	$679.9	$671.2
Gross profit	$133.0	$122.5	$245.1	$233.4
Gross margin	37.1%	35.2%	36.0%	34.8%
Operating income from continuing operations	$33.5	$26.4	$51.7	$43.8
Operating margin	9.3%	7.6%	7.6%	6.5%
Net income from continuing operations	$25.1	$20.2	$38.6	$33.3
Net income per diluted share from continuing operations	$0.65	$0.52	$0.99	$0.86

Net income from discontinued operations	$0.0	$0.1	$0.1	$0.2
Net income per diluted share from discontinued operations	$0.00	$0.00	$0.00	$0.01
*
Global Industrial Company manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarters ended June 28, 2025 and June 29, 2024, respectively. The second quarters of both 2025 and 2024 included 13 weeks and the first six months of both 2025 and 2024 included 26 weeks.

Second Quarter 2025 Financial Summary:

•Consolidated sales increased 3.2% to $358.9 million compared to $347.8 million last year.
•Consolidated gross margin increased to 37.1%, a quarterly record, compared to 35.2% last year.
•Consolidated operating income from continuing operations increased 26.9% to $33.5 million, a quarterly record, compared to $26.4 million last year.
•Net income per diluted share from continuing operations increased 25.0% to $0.65 compared to $0.52 last year.

Year to Date Q2 2025 Financial Summary:

•Consolidated sales increased 1.3% to $679.9 million compared to $671.2 million last year.
•Consolidated gross margin increased to 36.0% compared to 34.8% last year.
•Consolidated operating income from continuing operations increased 18.0% to $51.7 million compared to $43.8 million last year.
•Net income per diluted share from continuing operations increased 15.1% to $0.99 compared to $0.86 last year.

Anesa Chaibi, Chief Executive Officer, said, "We delivered a strong second quarter performance with record profitability, and I'm proud of how we executed across the business, especially given the market disruption and uncertainty caused by the current tariff environment. In the quarter, revenue increased to $358.9 million, up 3.2% over the year ago period, and we grew each month during the period, with performance driven by our largest strategic accounts. Gross margin was a record 37.1% in the second quarter, an increase of 190 basis points over the prior year, and operating income improved 26.9% to $33.5 million, a quarterly record for the company. Operating margin was 9.3%, and we generated strong cash flow."

"Global Industrial has a solid foundation for growth, and we have an opportunity to expand the addressable market we pursue. As we look to accelerate our performance, we will adopt a more intentional approach in how we go to market and manage the business. We remain proactive in managing our business, focusing on what we control to mitigate market disruptions and capitalize on opportunities that drive success for both our customers and our Company."

As of June 30, 2025, the Company had total working capital of $206.7 million, cash and cash equivalents of $55.1 million, and excess availability under its credit facility of approximately $120.4 million. Operating cash flow provided by continuing operations in the quarter was $31.8 million. The Company’s Board of Directors has declared a cash dividend of $0.26 per share to common stock shareholders of record at the close of business on August 11, 2025, payable on August 18, 2025.

Earnings Conference Call Details
Global Industrial Company will host a conference call and question and answer session on its second quarter 2025 results today, July 29, 2025 at 5:00 p.m. Eastern Time. A live webcast of the call will be available on the Company’s website at https://investors.globalindustrial.com in the events section. The webcast will also be archived on the website for approximately 90 days.

About Global Industrial Company
Global Industrial Company (NYSE: GIC), through its operating subsidiaries, is a value-added distributor and source for industrial equipment and supplies. Leveraging over 75 years of experience, Global Industrial specializes in providing MRO solutions to businesses ranging from small to enterprise, and to the public sector. Global Industrial is committed to its customer-centric strategy and uses industry expertise, products from its Global Industrial Exclusive BrandsTM, and nationally known brands to provide customers with a breadth of offerings to meet their needs. At Global Industrial, "We Can Supply That®".

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise. Any such statements that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on management's estimates, assumptions and projections and are not guarantees of future performance. When used in this release, the words "anticipates," "believes," "estimates," "expects," "intends," and "plans" and variations thereof and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this report are based on the Company’s beliefs and expectations as of the date of this report and are subject to risks and uncertainties which may have a significant impact on the Company’s business, operating results or financial condition. Investors are cautioned that these forward-looking statements are inherently uncertain and undue reliance should not be placed on them. Important risk factors that may affect our future results of operations and financial condition are detailed from time to time in our Securities and Exchange Commission filings. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events, except as may be required by applicable law.
Investor/Media Contacts:
Mike Smargiassi / Collin Dreizen
The Plunkett Group
212-739-6729
mike@theplunkettgroup.com / collin@theplunkettgroup.com

GLOBAL INDUSTRIAL COMPANY
Condensed Consolidated Statements of Operations – Unaudited
(In millions, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net sales	$358.9	$347.8	$679.9	$671.2
Cost of sales	225.9	225.3	434.8	437.8
Gross profit	133.0	122.5	245.1	233.4
Gross margin	37.1%	35.2%	36.0%	34.8%
Selling, distribution and administrative expenses	99.5	96.1	193.4	189.6
Operating income from continuing operations	33.5	26.4	51.7	43.8
Operating margin	9.3%	7.6%	7.6%	6.5%
Interest and other (income) expense, net	(0.3)	0.1	(0.2)	0.3
Income from continuing operations before income taxes	33.8	26.3	51.9	43.5
Provision for income taxes	8.7	6.1	13.3	10.2
Net income from continuing operations	25.1	20.2	38.6	33.3
Net income from discontinued operations	0.0	0.1	0.1	0.2
Net income	$25.1	$20.3	$38.7	$33.5

Net income per common share from continuing operations:
Basic	$0.65	$0.52	$1.00	$0.87
Diluted	$0.65	$0.52	$0.99	$0.86

Net income per common share from discontinued operations:
Basic	$0.00	$0.00	$0.00	$0.01
Diluted	$0.00	$0.00	$0.00	$0.01

Net income per common share:
Basic	$0.65	$0.52	$1.00	$0.88
Diluted	$0.65	$0.52	$0.99	$0.87

Weighted average common and common equivalent shares:
Basic	38.4	38.2	38.4	38.2
Diluted	38.4	38.4	38.4	38.4

GLOBAL INDUSTRIAL COMPANY
Condensed Consolidated Balance Sheets – Unaudited
(In millions)

	June 30,	December 31,
	2025	2024
Current assets:
Cash and cash equivalents	$55.1	$44.6
Accounts receivable, net	156.8	126.5
Inventories	171.2	167.1
Prepaid expenses and other current assets	10.9	14.4
Total current assets	394.0	352.6
Property, plant and equipment, net	19.4	19.1
Operating lease right-of-use assets	96.2	72.7
Goodwill and intangibles	65.9	65.7
Other assets	11.0	10.6
Total assets	$586.5	$520.7

Current liabilities:
Accounts payable and accrued expenses	$172.4	$154.3
Operating lease liabilities	14.9	14.1
Total current liabilities	187.3	168.4
Operating lease liabilities	92.1	69.0
Other liabilities	1.9	2.2
Shareholders’ equity	305.2	281.1
Total liabilities and shareholders’ equity	$586.5	$520.7

GLOBAL INDUSTRIAL COMPANY
Condensed Consolidated Statements of Cash Flows - Unaudited
(In millions)

	Six Months Ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income from continuing operations	$38.6	$33.3
Adjustments to reconcile net income from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	3.8	3.8
Stock-based compensation	3.7	0.6
Provision for deferred taxes	(0.3)	(0.1)
Change in working capital	(11.3)	(14.5)
Other, net	0.6	1.9
Net cash provided by operating activities from continuing operations	35.1	25.0
Net cash provided by operating activities from discontinued operations	0.0	0.2
Net cash provided by operating activities	35.1	25.2

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(1.6)	(2.2)
Acquisition	(4.0)	0.0
Net cash used in investing activities	(5.6)	(2.2)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(20.1)	(19.2)
Stock-based compensation share issuances, net	1.2	0.7
Net cash used in financing activities	(18.9)	(18.5)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(0.1)	(0.1)

NET INCREASE IN CASH	10.5	4.4
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	44.6	34.4
CASH AND CASH EQUIVALENTS – END OF PERIOD	$55.1	$38.8